Exhibit 99.1

Mullen Announces a 1 for 9 Reverse Split

Company to begin repurchasing stock up to $25 million through stock buyback program

BREA, Calif., Aug. 08, 2023 (GLOBE NEWSWIRE) -- via IBN -- Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, today announces a 1 for 9 reverse split. The Company intends to begin repurchasing up to $25 million in shares through a stock buyback program after the filing of its 10-Q and upon expiration of its blackout period.

“We believe the Company is highly undervalued and the stock buyback program represents a compelling use of our capital, reflecting confidence in our business," said David Michery, CEO and chairman of Mullen Automotive.

NASDAQ Listing Rule 5810(c)(3)(H) states that, “If a Company fails to meet the [Minimum Bid Price requirement], compliance is generally achieved by meeting the requirement for a minimum of ten consecutive business days. However, Staff may, in its discretion, require a Company to [maintain a bid price of at least $1.00 per share] for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. In determining whether to require a Company to meet the [minimum $1.00 bid price standard] beyond ten business days, Staff will consider the following four factors: (i) margin of compliance (the amount by which the [bid price is above the $1.00 minimum standard]); (ii) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (iii) the Market Maker montage (the number of Market Makers quoting at or above $1.00 and the size of their quotes); and, (iv) the trend of the stock price (is it up or down).” For further information, please visit NASDAQ.com

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in its two United States-based assembly plants. Mullen’s EV development portfolio includes the Mullen FIVE EV Crossover, Mullen-GO Commercial Urban Delivery EV, Mullen Commercial Class 1-3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On Sept. 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of Electric Last Mile Solutions’ (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to whether the reverse split will bring the Company back to compliance with Nasdaq’s minimum bid requirement and what impact, if any, the Company buyback program will have. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:
Mullen Automotive, Inc.
+1 (714) 613-1900
www.MullenUSA.com

Corporate Communications:
InvestorBrandNetwork (IBN)
Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
Editor@InvestorBrandNetwork.com